UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                AMENDMENT NO. 1

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ESSENSE WATER, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       2080              27-0265042
      ------                       ----              ----------
 (State or Other           (Primary Standard       (IRS Employer
  Jurisdiction of              Industrial          Identification
 Incorporation or            Classification            Number)
   Organization)                 Number)

                               4327 S Pittsburg
                          Spokane, Washington 99203
                       (509)995-2433/(509)448-4956 FAX
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Mr. Jeffrey Nichols, Esq
                              811 6th Avenue
                           Lewiston, Idaho 83501
                      (415)314-9088/(800)219-4345 FAX
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ?

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

  Large accelerated filer  [ ]              Accelerated Filer         [ ]
  Non-accelerated filer    [ ]              Smaller reporting company [X]



      EXPLANATORY NOTE: FILING OF INTERACTIVE DATA AND SIGNATURES

This Amendment No. 1 on Form S-1 relates to the following Registration Statement of Essense Water, Inc. (the "Company").

   Registration Statement, filed on Form S-1 by the Company on April 26, 2012, and showing as SEC File No. 333-180978.

The Company is herewith submitting the "interactive data" as an exhibit to the above-referenced Form S-1 as required by Item 601(b)(101) of Regulation S-K.

                                     AND

The Company is herewith providing the signatures of its Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and a majority of its Board of Directors in their respective capacities, in addition to the signature on behalf of the registrant.

There are no other changes to the previously submitted Form S-1.



                                   EXHIBITS

   Exhibit       Description

   101.ins      XBRL Instance
   101.sch      XBRL Schema
   101.cal      XBRL Calculation
   101.def      XBRL Definition
   101.lab      XBRL Label
   101.pre      XBRL Presentation

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Spokane, Washington on May 31, 2012.


                                   ESSENSE WATER, INC.

                                   By: /s/ Kevin Nichols
                                       -----------------
                                           Kevin Nichols
                                           President, Chief Executive Officer




Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated:

       SIGNATURE                       TITLE                       DATE

   /s/ Kevin  Nichols    President, Chief Executive Officer    May 31, 2012
       --------------            and Director
       Kevin Nichols      (principal executive officer,
                            chief financial officer,
                            principal financial and
                            accounting officer,
                            chairman and sole director)